Exhibit 4.23

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 03/19/1997
971090486 - 2730633

CERTIFICATE OF INCORPORATION

OF

PON RESOURCES, INC.

Under Section 102 of the General Corporation Law

FIRST: The name of the corporation is: PON RESOURCES, INC. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The Corporation shall have authority to issue a total of one thousand (1,000) shares of Common Stock, par value $.01 per share.

FIFTH: The name and mailing address of the sole incorporator are: Richard A. Anderman, Christy & Viener, 620 Fifth Avenue, New York, New York 10020.

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is authorized to adopt, amend or repeal the By-Laws of the Corporation.

SEVENTH: Election of directors of the Corporation need not be by ballot unless the By-Laws so require.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

NINTH: To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending or repealing any of the provisions of this ARTICLE NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.

TENTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

THE UNDERSIGNED, being the sole incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this Certificate on March 18, 1997 and hereby acknowledges that it is his act and deed and that the facts stated herein are true.

/s/ Richard A. Anderman

Richard A. Anderman
Sole Incorporator
Christy & Viener
620 Fifth Avenue
New York, New York 10020

PON RESOURCES, INC.

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

(Under Section 242 of the Delaware General Corporation Law)

THE UNDERSIGNED, being the President of Pon Resources, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

1.	The name of the Corporation is Pon Resources, Inc.

2.	The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on March 19, 1997.

3.	Article FIRST of the Certificate of Incorporation, setting forth the name of the Corporation, is hereby amended to read in its entirety as follows:

FIRST:	The name of the corporation (hereinafter called the “Corporation’’) is Z Resources, Inc.

4.	This Certificate of Amendment of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

5.	This Certificate of Amendment of the Certificate of Incorporation of the Corporation shall be effective on June 8, 2005.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of June 3, 2005.

/s/ Everett L. Grant, III

Name:	Everett L. Grant, III
Title:	President

State of Delaware Secretary of State Division of Corporations Delivered 01:51 PM 06/08/2005 FILED 01:51 PM 06/08/2005 SRV 050478911 - 2730633 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:42 PM 10/24/2011
FILED 05:27 PM 10/24/2011
SRV 111130243 - 2730633 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of Z Resources, Inc., a Delaware Corporation, on this 24th day of October, A.D. 2011, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 160 Greentree Drive, Suite 101 Street, in the City of Dover, County of Kent Zip Code 19904.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is National Registered Agents, Inc..

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 24th day of October, A.D., 2011.

By:	/s/ Victor Alfano

Authorized Office

Name:	Victor Alfano
Print or Type

Title:	Vice President